November 8, 2013

Poly Met Mining Corp.
First Canadian Place
100 King Street West, Suite 5700
Toronto, Ontario

Dear Sirs/Mesdames:

Re:	PolyMet Mining Corp. (the "Company")
Common Shares Reserved for Issuance Pursuant to Awards Governed by the PolyMet Mining Corp. 2007 Omnibus Share Compensation Plan, as amended (the “Plan”)

We have acted as corporate counsel to the Company, a company governed by the Business Corporations Act (British Columbia) (the “BCBCA”), in connection with the registration by the Company pursuant to a registration statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), related to the issuance by the Company of 26,268,700 common shares of the Company (the “Award Shares”) pursuant to the exercise of options and other awards (the “Awards”) under the Plan. This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have considered such questions of law and examined such statutes and regulations, corporate records, certificates and other documents, including certificates and other documents of public officials and officers of the Company, and have made such other examinations, searches and investigations as we have considered necessary and appropriate, as the basis for the opinions hereinafter expressed. In rendering our opinions set forth below, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic originals of all documents submitted to us as copies or facsimile transmissions (including commercial reproductions or documents obtained from SEDAR, the electronic filing system of the securities regulatory authorities in Canada) and the completeness and accuracy of the Company's corporate records in our possession as of the date hereof. We have also assumed the legal capacity for all purposes relevant hereto of all natural persons and, with respect to all parties to agreements or instruments relevant hereto other than the Company, that such parties had the requisite power and authority (corporate or otherwise) to execute, deliver and perform such agreements or instruments, that such agreements or instruments have been duly authorized by all requisite action (corporate or otherwise), executed and delivered by such parties and that such agreements or instruments are the legal, valid, binding and enforceable obligations of such parties. We have further assumed that all Awards will be granted in accordance with the Plan, including the requirement that at the time of grant of any Award, the aggregate number of common shares reserved for issuance under the Plan at such time together with those common shares reserved for issuance at such time under any other established or proposed share compensation arrangement of the Company, will not exceed 10% of the total number of issued and outstanding common shares, on a non-diluted basis, as constituted on the date of grant of such Award. As to questions of fact material to our opinions, we have relied upon a certificate of a senior officer of the Company and we have assumed that each of the statements made and certified in such certificate were true and correct when made, have at no time since being made and certified become untrue or incorrect, and remain true and correct on the date hereof. We have not undertaken any independent investigation to verify the accuracy or completeness of any of the foregoing assumptions.

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We are qualified to express opinions only with respect to the laws of the Province of British Columbia and the federal laws of Canada applicable therein (the “Applicable Law”). We express no opinion on the laws of any jurisdiction other than the Province of British Columbia and the federal laws of Canada therein.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that the Award Shares, if and when issued in accordance with the terms and conditions of the Plan and the applicable Award, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission promulgated thereunder.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in Applicable Law.

Yours truly,

“Farris, Vaughan, Wills & Murphy LLP”